                                  EXHIBIT 12

                        FORT WAYNE NATIONAL CORPORATION
               COMPUTATION OF CONSOLIDATED RATIOS OF EARNINGS TO
                  FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

                                                  Year Ended December 31
                                    ---------------------------------------------------
                                      1995       1994      1993       1992       1991
                                    ---------------------------------------------------
                                                  (Dollars in thousands)
EXCLUDING INTEREST
ON DEPOSITS:
Net income                          $ 26,707   $ 26,212  $ 24,133   $ 22,443   $ 20,087
Income taxes                          10,726     11,654    10,509      9,291      7,616
Fixed charges, excluding
 preferred stock dividends and
 capitalized interest                 16,322     11,407     8,653      9,686     13,229
                                    --------   --------  --------   --------   --------

(A)  EARNINGS                       $ 53,755   $ 49,273  $ 43,295   $ 41,420   $ 40,932
                                    ========   ========  ========   ========   ========

Interest, excluding interest
 on deposits                        $ 15,562   $ 10,594  $  7,984   $  8,989   $ 12,567
One-third of rents                       760        813       669        697        662
Preferred stock dividends                 --         --        --         --         --
Capitalized interest                      --         --        --         --         --
                                    --------   --------  --------   --------   --------

(B)  FIXED CHARGES                  $ 16,322   $ 11,407  $  8,653   $  9,686   $ 13,229
                                    ========   ========  ========   ========   ========

Consolidated ratios of
 earnings to fixed charges
 excluding interest on deposits         3.29       4.32      5.00       4.28       3.09
 (A/B)                              ========   ========  ========   ========   ========

INCLUDING INTEREST
ON DEPOSITS:
Net Income                          $ 26,707   $ 26,212  $ 24,133   $ 22,443   $ 20,087
Income taxes                          10,726     11,654    10,509      9,291      7,616
Fixed charges, excluding
 preferred stock dividends and
 capitalized interest                 81,736     63,572    63,051     77,687    100,411
                                    --------   --------  --------   --------   --------

(C)  EARNINGS                       $119,169   $101,438  $ 97,693   $109,421   $128,114
                                    ========   ========  ========   ========   ========

Interest, including interest
 on deposits                        $ 80,976   $ 62,759  $ 62,382   $ 76,990   $ 99,749
One-third of rents                       760        813       669        697        662
Preferred stock dividends                 --         --        --         --         --
Capitalized interest                      --         --        --         --         --
                                    --------   --------  --------   --------   --------

(D)  FIXED CHARGES                  $ 81,736   $ 63,572  $ 63,051   $ 77,687   $100,411
                                    ========   ========  ========   ========   ========

Consolidated ratios of
 earnings to fixed charges
 including interest on deposits         1.46       1.60      1.55       1.41       1.28
 (C/D)                              ========   ========  ========   ========   ========


                        FORT WAYNE NATIONAL CORPORATION
                     PRO FORMA COMPUTATION OF CONSOLIDATED
                      RATIOS OF EARNINGS TO FIXED CHARGES
                       AND PREFERRED STOCK DIVIDENDS (1)
                            (Dollars in thousands)

                                                        Year Ended
                                                       December 31,
                                                           1995
                                                       ------------
        EXCLUDING INTEREST ON DEPOSITS:

        Net income                                         $ 28,657
        Income taxes                                         13,065
        Fixed charges, excluding preferred
         stock dividends and capitalized interest            26,420
                                                           --------

        (A)  EARNINGS                                      $ 68,142
                                                           ========

        Interest, excluding interest on deposits           $ 25,337

        One-third of rents                                    1,083
        Preferred stock dividends                             4,080
        Capitalized interest                                     --
                                                           --------

        (B)  FIXED CHARGES                                 $ 30,500
                                                           ========

        Consolidated ratios of earnings to fixed
         charges excluding interest on deposits (A/B)          2.23
                                                           ========

        INCLUDING INTEREST ON DEPOSITS:

        Net Income                                         $ 28,657
        Income taxes                                         13,065
        Fixed charges, excluding preferred stock
         dividends and capitalized interest                 111,514
                                                           --------

        (C)  EARNINGS                                      $153,236
                                                           ========

        Interest, including interest on deposits           $110,431

        One-third of rents                                    1,083
        Preferred stock dividends                             4,080
        Capitalized interest                                     --
                                                           --------

        (D)  FIXED CHARGES                                 $115,594
                                                           ========

        Consolidated ratios of earnings to fixed
         charges including interest on deposits (C/D)          1.33
                                                           ========

(1) These ratios include on a pro forma basis the pending acquisition of Valley Financial Services, Inc.

                                     II-18